EXHIBIT 10.23
FOURTH AMENDMENT TO LOAN AGREEMENT (BROKER-DEALER VRDN FACILITY)
     THIS FOURTH AMENDMENT TO LOAN AGREEMENT (BROKER-DEALER VRDN FACILITY) (this “Amendment”) made and entered into as of December 31, 2010, by and between: PIPER JAFFRAY & CO., a Delaware corporation (“Borrower”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“Lender”); has reference to the following facts and circumstances (the “Preambles”):
     A. Borrower and Lender entered into the Loan Agreement (Broker-Dealer VRDN Facility) dated as of September 30, 2008 (as amended, the “Agreement”; all capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Agreement as amended by this Amendment).
     B. The Agreement was amended previously, as described in the Amendment to Loan Agreement (Broker-Dealer VRDN Facility) dated as of November 3, 2008, the Second Amendment to Loan Agreement (Broker-Dealer VRDN Facility) dated as of September 25, 2009, and the Third Amendment to Loan Agreement (Broker-Dealer VRDN Facility) dated as of September 30, 2010; and Borrower and Lender desire to further amend the Agreement in the manner hereinafter set forth.
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:
     1. Preambles. The Preambles are true and correct, and, with the defined terms set forth herein, are incorporated herein by this reference.
     2. Amendment to Agreement. The Agreement is amended effective as of September 30, 2008, as follows:
(a) The definition of “Termination Date” in Section 1 of the Agreement is deleted and replaced with the following:
     Termination Date shall mean the earlier of December 30, 2011, or the date on which this Agreement is terminated pursuant to Section 12.
(b)	Section 12(f) of the Agreement is deleted and replaced with the following:

(f) if Borrower or Piper Jaffray Companies (“PJC”) shall default in the payment, when due, whether by acceleration or otherwise, of any indebtedness of Borrower or PJC in excess of $1,000,000, and such default is declared and is not cured within the time, if any, specified therefore in any agreement governing the same, or any event or condition shall occur which results in the acceleration of the maturity of any such Indebtedness of Borrower or PJC;
(c) Exhibit C to the Agreement is deleted and replaced with Exhibit C attached hereto and incorporated by reference.
     3. References. All references in the Note, the Collateral Pledge Agreement, and the other Credit Documents to “the Loan Agreement (Broker-Dealer VRDN Facility)”, and any other references of similar import shall henceforth mean the Agreement as amended by this Amendment.
     4. Full Force and Effect. Except to the extent specifically amended by this Amendment, all of the terms, provisions, conditions, covenants, representations and warranties contained in the Agreement shall be and remain in full force and effect and the same are hereby ratified and confirmed.
     5. Continuing Security. The Agreement, as hereby amended, and the Note, are, and shall continue to be, secured by the Collateral Pledge Agreement.
     6. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower may not assign, transfer or delegate any of its rights or obligations under the Agreement as amended by this Amendment.

     7. Representations and Warranties. Borrower hereby represents and warrants to Lender that:
(a) the execution, delivery and performance by Borrower of this Amendment are within the corporate powers of Borrower, have been duly authorized by all necessary corporate action and require no action by or in respect of, consent of or filing or recording with, any governmental or regulatory body, instrumentality, authority, agency or official or any other person or entity;
(b) the execution, delivery and performance by Borrower of this Amendment do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, the terms of the Certificate or Articles of Incorporation or By-Laws of Borrower, any applicable law, rule, regulation, order, writ, judgment or decree of any court or governmental or regulatory body, instrumentality authority, agency or official or any agreement, document or instrument to which Borrower is a party or by which Borrower or any of its property or assets is bound or to which Borrower or any of its property is subject;
(c) this Amendment has been duly executed and delivered by Borrower and constitutes the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);
(d) all of the representations and warranties made by Borrower in the Agreement, the Note, the Collateral Agreement, and the other Credit Documents are true and correct in all material respects on and as of the date of this Amendment as if made on and as of the date of this Amendment; and
(e) as of the date of this Amendment, Borrower is in compliance with all provisions of the Agreement, the Note, the Collateral Agreement, and the other Credit Documents.
     8. Inconsistency. In the event of any inconsistency or conflict between this Amendment and the Agreement, the terms, provisions and conditions contained in this Amendment shall govern and control.
     9. Conditions. Notwithstanding any provision contained in this Amendment to the contrary, this Amendment shall not be effective unless and until Lender shall have received:
(a) this Amendment, duly executed by Borrower;
(b) a Certificate of Secretary (with Resolutions), certified by the Secretary of Borrower;
(c) the Pricing Letter, duly executed by Borrower;
(d) a certificate of good standing for Borrower issued by the Delaware Secretary of State (or other evidence of good standing acceptable to Lender);
(e) the Advisory Fee (in the amount set forth in the Pricing Letter); and
(f) such other documents and information as reasonably required by Lender.
     IN WITNESS WHEREOF, Borrower and Lender have executed this Amendment as of the day and year first above written.
(SIGNATURES ON FOLLOWING PAGE)

SIGNATURE PAGE-
FOURTH AMENDMENT TO LOAN AGREEMENT (BROKER-DEALER VRDN FACILITY)

Borrower: PIPER JAFFRAY & CO.
By:	/s/ Debbra L. Schoneman
Debbra L. Schoneman, Chief Financial Officer

By:	/s/ Timothy L. Carter
Timothy L. Carter, Treasurer

Lender: U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Christopher M. Doering
Christopher M. Doering, Vice President

Exhibit C
(Pricing and Fees)
     Applicable Margin shall have the meaning set forth in the letter agreement dated December 31, 2010, executed by Lender and Borrower (the “Pricing Letter”).
     Commitment Fee shall have the meaning set forth in the Pricing Letter.
     Advisory Fee shall have the meaning set forth in the Pricing Letter.

[U.S. BANK LETTERHEAD]
December 31, 2010
Piper Jaffray & Co.
800 Nicollet Mall, J09S04
Minneapolis, Minnesota 55402
Attention: Debbra L. Schoneman, Chief Financial Officer and Timothy L. Carter, Treasurer
Re: Loan Agreement (Broker-Dealer VRDN Facility) dated as of September 30, 2008, executed by U.S. Bank National Association (“Lender”) and Piper Jaffray & Co. (“Borrower”) (as amended, the “Agreement”; all capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Agreement as amended by this letter agreement)
Dear Debbra and Tim:
This letter agreement is the Pricing Letter, as defined in the Fourth Amendment to Loan Agreement (Broker-Dealer VRDN Facility) dated as of December 31, 2010 (and amends, restates and replaces the Pricing Letter dated September 30, 2010). The following terms are defined and incorporated into the Agreement by reference:
     Applicable Margin shall mean One Percent (1.0%).
     Commitment Fee. From and including the date of this Agreement to but excluding the Termination Date, Borrower shall pay a nonrefundable commitment fee on the unused portion of the Facility Amount (determined by subtracting the outstanding principal amount of all Advances from the Facility Amount) at an annual rate of 25/100 Percent (0.25%). The commitment fee shall be (a) calculated on a daily basis, (b) payable quarterly in arrears on the first (1st) day of each calendar quarter prior to the Termination Date and on the Termination Date, (c) calculated on an actual day, 360-day year basis; and (d) if the credit facility hereunder is terminated by Borrower at any time prior to December 31, 2011 pursuant to Section 2 above, the commitment fee owed by Borrower at that time shall be calculated as of December 31, 2011.
     Advisory Fee. Borrower shall pay Lender, in conjunction with the Fourth Amendment to Loan Agreement dated as of December 31, 2010, an advisory fee in the amount of $312,500.00.
Please indicate your acceptance of this Pricing Letter by signing in the space indicated below and returning a copy of this letter to the undersigned.
Very Truly Yours,
U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Christopher M. Doering
Christopher M. Doering, Vice President

Piper Jaffray & Co.
December 31, 2010

(BORROWER’S SIGNATURES ON PAGE 2)
Accepted and agreed to by Borrower as of December 31, 2010:

PIPER JAFFRAY & CO.
By:	/s/ Debbra L. Schoneman
Debbra L. Schoneman, Chief Financial Officer

By:	/s/ Timothy L. Carter
Timothy L. Carter, Treasurer

CERTIFICATE OF SECRETARY
     The undersigned, Secretary of PIPER JAFFRAY & CO., a Delaware corporation (the “Company”), hereby certifies to U.S. BANK NATIONAL ASSOCIATION, a national banking association (“Lender”) as follows:
     1. I am the Secretary of the Company, and as such an authorized to execute and deliver this Certificate of Secretary.
     2. Attached hereto and made a part hereof as Exhibit A is a true, correct and complete copy of the Resolutions duly adopted by the Board of Directors of the Company pursuant to written action of the Board of Directors dated November 12, 2003, and remain in full force and effect.
     3. The following individuals are the current officers of the Company duly authorized to execute loan documents pursuant to the Resolutions attached hereto as Exhibit A, and the signatures appearing opposite their names are their genuine signatures, and the same may be relied upon by Lender:

Name	Title	Signature

Debbra L. Schoneman	Chief Financial Officer	/s/ Debbra L. Schoneman

Timothy L. Carter	Treasurer	/s/ Timothy L. Carter

Mary B. Swanson	Assistant Treasurer	/s/ Mary B. Swanson

     IN WITNESS WHEREOF, the undersigned has caused this Certificate of Secretary to be executed as of September 30, 2010.

PIPER JAFFRAY & CO.
By:	/s/ James L. Chosy, Secretary
James L. Chosy, Secretary

Exhibit A
Borrowing Resolutions
     WHEREAS, in connection with the contemplated distribution of all of the Company’s outstanding common stock to the stockholders of U.S. Bancorp, the Company’s indirect parent (the “Spin-off”), the Company is negotiating new credit agreements (the “Credit Agreements”) pursuant to which the Company may borrow money from time to time after the Spin-off; and
     WHEREAS, the Company desires to authorize certain persons to borrow money and take other actions under the Credit Agreements.
     NOW, THEREFORE, BE IT RESOLVED, that so long as they are officers of the Company, any two of the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer and any Assistant Treasurer (each, an “Officer,” and together the “Officers”) be and hereby are authorized, for and on behalf of the Company, at any time or from time to time, to (a) borrow money in such amounts, for such times, at such rate or rates of interest and upon such terms as they may see fit; (b) execute and deliver notes or other evidences of indebtedness of the Company therefor, and extensions and renewals thereof; (c) discount and/or negotiate bills, notes, drafts or other commercial paper; (d) apply for letters or other forms of credit; (e) assign, transfer, pledge or otherwise hypothecate any property of the Company and/or any other property which the Company has the right to assign, transfer, pledge or otherwise hypothecate, and to make substitutions of any such property for any property which may from time to time be or have been assigned, transferred, pledged or otherwise hypothecated by the Company; (f) in reference to any of the business or transactions hereinafter referred to, make, enter into, execute and deliver to any such depository such negotiable or non-negotiable instruments, indemnity or other agreements, obligations, assignments, endorsements, hypothecations, pledge receipts and/or other documents as may be deemed by the officer or employee so acting to be necessary or desirable.
     FURTHER RESOLVED, that so long as they are officers of the Company, the Officers be and hereby are authorized to appoint and empower, in a writing signed by any two of such Officers, any other employee or employees of the Company, from time to time and on behalf of the Company, to (a) borrow money in such amounts, for such times, at such rate or rates of interest and upon such terms as they may see fit; and (b) assign, transfer, pledge or otherwise hypothecate any property of the Company and/or any other property which the Company has the right to assign, transfer, pledge or otherwise hypothecate, and to make substitutions of any such property for any property which may from time to time be or have been assigned, transferred, pledged or otherwise hypothecated by the Company.
General Authority
     FURTHER RESOLVED, that each of the Officers be and each hereby is authorized and directed, for and on behalf of the Company, to take such other actions and to execute and deliver such documents, instruments or certificates as they or any of them deems necessary or appropriate in order to effectuate the intent and purposes of the foregoing resolutions.